Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2016 RESULTS
- Amends $2.75 Billion Credit Facility -

NEW YORK, July 25, 2016 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended June 30, 2016. Net income attributable to common stockholders was $0.21 per diluted share compared with $0.18 per diluted share in the comparable 2015 period. Key highlights for the quarter include:

•	Executed 2.1 million square feet of new and renewal leases and 3.6 million square feet when including options exercised

•	Achieved comparable new and renewal rent spreads of 15.6%

•	Increased leased occupancy by 30 basis points year-over-year to 92.8%, despite the impact of retailer bankruptcies and the proactive recapture of 1.3 million square feet of anchor space

•	Increased small shop leased occupancy by 60 basis points year-over-year to 84.2%

•	Completed five anchor space repositioning projects and added six new anchor space repositioning projects and five new outparcel development projects to pipeline

•	Generated same property NOI growth of 3.5%

•	Grew FFO per diluted share 9.6% year-over-year, excluding non-cash GAAP adjustments and items that impact comparability

•	Issued $600 million of 4.125% Senior Notes due 2026 and amended $2.75 billion credit facility

•	Revised NAREIT FFO per share - diluted guidance for 2016 to $2.03 - $2.06

"Our leasing and operations teams once again delivered an outstanding quarter, with noteworthy leasing volume of over two million square feet, robust rent spreads and growth in occupancy, despite proactive anchor space recapture and tenant bankruptcies.  Additionally, our construction and redevelopment teams successfully delivered five anchor space repositioning projects and we signed important new deals with Nordstrom Rack, Restoration Hardware Outlet, Target and Trader Joe’s," commented James Taylor, President and Chief Executive Officer.  "We also substantially improved our balance sheet flexibility through the issuance of $600 million of ten-year Senior Notes and the amendment of our $2.75 billion credit facility at more attractive pricing, while extending the weighted average maturity.  I am very pleased with how this quarter positions us for continued growth."

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended June 30, 2016 and 2015, net income attributable to common stockholders was $64.5 million, or $0.21 per diluted share, and $54.1 million, or $0.18 per diluted share, respectively.

•
For the six months ended June 30, 2016 and 2015, net income attributable to common stockholders was $124.9 million, or $0.42 per diluted share, and $84.5 million, or $0.28 per diluted share, respectively.

NAREIT FFO

•
For the three months ended June 30, 2016 and 2015, NAREIT FFO was $152.7 million, or $0.50 per diluted share and $149.1 million, or $0.49 per diluted share, respectively. Results for the three months ended June 30, 2016 include executive equity based compensation, executive severance expenses and other items that impact FFO comparability of ($6.0) million, or ($0.02) per diluted share. Results for the three months ended June 30, 2015 include property acquisition expenses and other items that impact FFO comparability of ($1.3) million, or ($0.00) per diluted share.

•
For the six months ended June 30, 2016 and 2015, NAREIT FFO was $314.0 million, or $1.03 per diluted share and $288.2 million, or $0.95 per diluted share, respectively. Results for the six months ended June 30, 2016 include expenses related to the previously disclosed review conducted by the Company’s Audit Committee, executive severance expenses and other items that impact FFO comparability of ($7.0) million, or ($0.02) per diluted share. Results for the six months ended June 30, 2015 include a non-recurring charge related to pre-IPO compensation programs, property acquisition expenses and other items that impact FFO comparability of ($11.2) million, or ($0.04) per diluted share.

Same Property NOI

•	Same property NOI for the three and six months ended June 30, 2016 increased 3.5% and 3.2%, respectively, from the comparable 2015 period.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.245 per common share (equivalent to $0.98 per annum) for the third quarter of 2016.

•	The dividend is payable on October 17, 2016 to stockholders of record on October 5, 2016, representing an ex-dividend date of October 3, 2016.

PORTFOLIO AND INVESTMENT ACTIVITY
Anchor Space Repositioning / Redevelopment / Outparcel Development

•
During the second quarter of 2016, the Company completed five anchor space repositioning projects and added six new anchor space repositioning projects and five new outparcel development projects to its pipeline.

•
At June 30, 2016, the anchor space repositioning pipeline was comprised of 28 projects, the aggregate cost of which is expected to be approximately $115.8 million; the redevelopment pipeline was comprised of one project, the cost of which is expected to be approximately $7.4 million; the outparcel development pipeline was comprised of 15 projects, the aggregate cost of which is expected to be approximately $21.7 million; and the new development pipeline was comprised of one project, the cost of which is expected to be approximately $19.2 million.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Dispositions

•	During the second quarter of 2016, the Company generated approximately $21.3 million of gross proceeds through the sale of two properties and one outparcel building.

CAPITAL STRUCTURE
Credit Facility

•
The Company also announced today that it’s Operating Partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), executed an amendment and restatement to its $2.75 billion credit facility (the “Facility”), extending its weighted average maturity and lowering the aggregate pricing. The Facility is comprised of the Company’s $1.25 billion unsecured revolving credit facility (the “Revolver”) and $1.5 billion of unsecured term loan facilities (the “Term Loans”).

•
The maturity date on the Revolver was extended from July 31, 2017 to July 31, 2020, with two six-month extension options, and the effective interest rate was lowered to LIBOR plus 145 basis points (based on the Operating Partnership’s current credit ratings).

•
The amended Term Loans reallocate the existing term loan with a July 31, 2018 maturity to two tranches. The tranche A term loan of $1.0 billion matures July 31, 2018 and the tranche B term loan of $500 million matures July 31, 2021, both at an effective interest rate of Libor plus 135 basis points (based on the Operating Partnership’s current credit ratings). There are no additional available extension options for the Term Loans.

•
The Facility includes an accordion feature that allows the Operating Partnership to increase the total potential capacity of the Facility by up to $1.0 billion, subject to certain conditions, including obtaining additional lender commitments to provide such increased amounts.

•
J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated served collectively as lead arrangers, with JPMorgan Chase Bank, N.A. serving as administrative agent and Bank of America, N.A. and Wells Fargo Bank, National Association serving as co-syndication agents.

Unsecured Notes

•
In June 2016, the Operating Partnership issued $600 million aggregate principal amount of 4.125% Senior Notes due 2026 at 99.328% of par value. Proceeds from the offering were utilized to repay outstanding indebtedness, including borrowings under the Revolver, and general corporate purposes.

Secured Mortgages

•	During the second quarter of 2016, the Company repaid $168.4 million of mortgage indebtedness, increasing its unencumbered asset base to 64% of properties at June 30, 2016.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE

•	The Company has revised its NAREIT FFO per share - diluted expectations for 2016 and the key underlying assumptions as follows:

2016E (dollars in millions, except per share amounts)	Updated Guidance	Prior Guidance
NAREIT FFO per share - diluted	$2.03 - $2.06	$2.01 - $2.09
Key Underlying Assumptions
Same property NOI growth	2.5 - 3.5%	2.5 - 3.5%
Percent leased (at year-end)	92.8 - 93.0%	92.8 - 93.0%
Total rent spread (cash)	10 - 15%	10 - 15%
Total leasing related capital expenditures	$155 - $175	$155 - $175
Anchor space repositioning and redevelopment related spending	$95 - $110	$95 - $110
General and administrative expenses (1)	$92 - $94	$84 - $87
Audit committee review expenses	$4	N/A
Executive severance expenses	$2	N/A
Straight-line rental income, amortization of above- and below-market rent and tenant inducements and straight-line ground rent expense (2)	$47 - $50	$50 - $53
Cash interest expense	$233 - $235	$230 - $239
GAAP interest expense (3)	$227 - $229	N/A
Dispositions	$75 - $175	$75 - $175

(1) Does not include any expectations of additional one-time items, including, but not limited to, litigation and other non-routine legal expenses.
(2) Prior guidance did not include tenant inducements and straight-line ground rent expense.
(3) Prior guidance not provided.

The following table provides a reconciliation of the range of estimated 2016 NAREIT FFO to net income attributable to common stockholders.

(Unaudited, dollars in millions, except per share amounts)
	2016E	2016E Per Common Share - Diluted
Net income attributable to common stockholders	$249 - $258	$0.82 - $0.85
Depreciation and amortization	$378	$1.24
Gain on disposition of operating properties	($8)	($0.03)
NAREIT FFO	$619 - $628	$2.03 - $2.06

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, July 26, 2016 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 7049086).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on August 9, 2016 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10087397) or via the web through July 27, 2017 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis.

The Company presents NAREIT FFO as it considers it an important supplemental measure of its operating performance and the Company believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company believes NAREIT FFO assists investors  in analyzing Brixmor’s comparative operating and financial performance because, by excluding gains and losses related to dispositions of previously depreciated operating properties, real estate-related depreciation and amortization of continuing operations and unconsolidated joint ventures (which can vary among owners of properties in similar condition based on historical cost accounting and useful life estimates) and impairment of operating properties, NAREIT FFO can help investors compare the operating performance of a company’s real estate between periods or as compared to different companies.

NAREIT FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of financial performance and is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of NAREIT FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO are significant

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

components in understanding and addressing financial performance.  A reconciliation of NAREIT FFO to Net income is presented in the attached table.

Same Property NOI
Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development or pending stabilization), as rental income (base rent, percentage rents, expense reimbursements and other property income) less rental operating expenses (operating costs, real estate taxes and provisions for doubtful accounts. Same Property NOI includes unconsolidated joint venture, Montecito Marketplace, at pro rata share.  Same property NOI excludes corporate level income (including management, transaction and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and income / expense associated with the captive insurance entity.

Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations.

It includes only the net operating income of properties owned and stabilized for the full period presented, which eliminates disparities in net income due to the acquisition, disposition or stabilization of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor Property Group, a real estate investment trust (REIT), is a leading owner and operator of high-quality, open-air shopping centers. The Company’s more than 500 retail centers comprise 86 million square feet in market-dominant locations across the nation and are supported by a diverse mix of highly productive non-discretionary and value-oriented retailers, as well as service and entertainment users. Brixmor is committed to maximizing the value of its portfolio by prioritizing investments, cultivating relationships and capitalizing on embedded growth opportunities through driving rents, increasing occupancy and pursuing repositioning and redevelopment projects. Headquartered in New York City, Brixmor is a partner to more than 5,500 best-in-class national, regional and local tenants and is the largest landlord to The TJX Companies and The Kroger Company.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	6/30/16	12/31/15
Assets
Real estate
Land	$2,010,074	$2,011,947
Buildings and tenant improvements	8,026,276	7,997,116
Construction in process	68,906	46,209
Lease intangibles	858,453	877,578
	10,963,709	10,932,850
Accumulated depreciation and amortization	(2,034,045)	(1,880,685)
Real estate, net	8,929,664	9,052,165
Investments in and advances to unconsolidated joint ventures	5,028	5,019
Cash and cash equivalents	114,272	69,528
Restricted cash	47,861	41,462
Marketable securities	28,752	23,001
Receivables, net of allowance for doubtful accounts of $16,166 and $16,587	169,824	180,486
Deferred charges and prepaid expenses, net	115,266	109,149
Other assets	17,122	17,197
Total assets	$9,427,789	$9,498,007

Liabilities
Debt obligations, net	$5,966,533	$5,974,266
Accounts payable, accrued expenses and other liabilities	560,215	603,439
Total liabilities	6,526,748	6,577,705

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
301,098,930 and 299,138,450 shares outstanding	3,011	2,991
Additional paid in capital	3,287,330	3,270,246
Accumulated other comprehensive loss	(1,281)	(2,509)
Distributions in excess of net income	(423,018)	(400,945)
Total stockholders' equity	2,866,042	2,869,783
Non-controlling interests	34,999	50,519
Total equity	2,901,041	2,920,302
Total liabilities and equity	$9,427,789	$9,498,007

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/16	6/30/15	6/30/16	6/30/15

Revenues
Rental income	$245,575	$244,030	$496,721	$487,600
Expense reimbursements	61,763	65,512	131,475	135,266
Other revenues	2,719	2,569	4,965	4,538
Total revenues	310,057	312,111	633,161	627,404

Operating expenses
Operating costs	31,415	30,667	66,466	65,827
Real estate taxes	38,683	43,974	83,074	88,163
Depreciation and amortization	95,818	104,441	196,297	212,985
Provision for doubtful accounts	1,621	2,525	4,361	5,020
Impairment of real estate assets	—	—	—	807
General and administrative	27,198	20,285	47,922	51,000
Total operating expenses	194,735	201,892	398,120	423,802

Other income (expense)
Dividends and interest	319	90	392	184
Interest expense	(56,184)	(62,158)	(113,627)	(124,722)
Gain on sale of real estate assets	7,782	9,224	7,782	9,224
Gain on extinguishment of debt, net	93	493	93	785
Other	(1,981)	(2,811)	(2,888)	(2,995)
Total other expense	(49,971)	(55,162)	(108,248)	(117,524)

Income before equity in income of unconsolidated joint ventures	65,351	55,057	126,793	86,078
Equity in income of unconsolidated joint ventures	119	110	226	225
Net income	65,470	55,167	127,019	86,303
Net income attributable to non-controlling interests	(1,014)	(1,055)	(2,086)	(1,768)
Net income attributable to common stockholders	$64,456	$54,112	$124,933	$84,535

Per common share:
Net income attributable to common stockholders:
Basic	$0.21	$0.18	$0.42	$0.28
Diluted	$0.21	$0.18	$0.42	$0.28
Weighted average shares:
Basic	299,872	298,464	299,526	297,332
Diluted	300,204	298,994	304,861	304,719

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/16	6/30/15	6/30/16	6/30/15

Net income	$65,470	$55,167	$127,019	$86,303
Gain on disposition of operating properties	(7,782)	(9,224)	(7,782)	(9,224)
Depreciation and amortization- real estate related- continuing operations	95,040	103,087	194,725	210,277
Depreciation and amortization- real estate related- unconsolidated joint ventures	20	21	45	43
Impairment of operating properties	—	—	—	807
NAREIT FFO	$152,748	$149,051	$314,007	$288,206

NAREIT FFO per share/OP Unit - diluted	$0.50	$0.49	$1.03	$0.95
Weighted average shares/OP Units outstanding - basic and diluted (1)	304,920	304,826	304,861	304,730

Items that impact FFO comparability
Executive equity based compensation (2)	$(2,725)	$—	$(88)	$—
Executive severance expenses	(2,260)	—	(2,260)	—
Shareholder equity offering expenses	(450)	(355)	(450)	(606)
Litigation and other non-routine legal expenses	(344)	—	(344)	—
Property acquisition expenses	(211)	(1,487)	(211)	(1,487)
Audit committee review expenses	(59)	—	(3,711)	—
Non-recurring charge related to pre-IPO compensation programs	—	—	—	(9,875)
Gain on extinguishment of debt, net	93	493	93	785
Total items that impact FFO comparability	$(5,956)	$(1,349)	$(6,971)	$(11,183)
Items that impact FFO comparability, net per share	$(0.02)	$0.00	$(0.02)	$(0.04)

Additional Disclosures
Straight-line rental income (3)	$3,658	$5,333	$6,514	$9,306
Amortization of above- and below-market rent and tenant inducements, net (4)	8,865	10,915	19,676	24,452
Straight-line ground rent (expense) income	(901)	11	(897)	23

Dividends declared per share/OP Unit	$0.245	$0.225	$0.490	$0.450
Shares/OP Unit dividends declared	$74,649	$68,468	$149,281	$136,934
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	48.9%	45.9%	47.5%	47.5%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of vested OP Units to common stock of the Company and the vesting of certain equity awards.
(2) Represents equity based compensation expense associated with executive departures for the three and six months ended June 30, 2016.
(3) Includes unconsolidated joint venture Montecito Marketplace straight-line rental income of $1 and $5 at pro rata share for the three and six months ended June 30, 2016, respectively and $3 at pro rata share for the three and six months ended June 30, 2015.
(4) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market rent and tenant inducements of $8 and $15 at pro rata share for the three and six months ended June 30, 2016, respectively and $8 and $15 at pro rata share for the three and six months ended June 30, 2015.

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SAME PROPERTY NOI ANALYSIS & RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS
Unaudited, dollars in thousands

	Three Months Ended			Six Months Ended
	6/30/16	6/30/15	Change	6/30/16	6/30/15	Change
Same Property NOI Analysis
Number of properties	514	514	—	514	514	—
Percent billed	90.5%	90.2%	0.3%	90.5%	90.2%	0.3%
Percent leased	92.8%	92.4%	0.4%	92.8%	92.4%	0.4%

Revenues
Base rent	$227,487	$221,464		$454,436	$442,869
Ancillary and other	3,951	5,095		7,730	8,116
Expense reimbursements	61,627	65,536		130,963	135,241
Percentage rents	2,360	2,062		4,306	3,547
	295,425	294,157	0.4%	597,435	589,773	1.3%
Operating expenses
Operating costs	(30,506)	(30,494)		(65,498)	(65,760)
Real estate taxes	(38,500)	(44,065)		(82,687)	(88,121)
Provision for doubtful accounts	(1,630)	(2,491)		(4,395)	(4,916)
	(70,636)	(77,050)	(8.3)%	(152,580)	(158,797)	(3.9%)
Same property NOI(1)	$224,789	$217,107	3.5%	$444,855	$430,976	3.2%

Same property NOI excluding redevelopments (2)	$224,569	$216,911	3.5%	$444,442	$430,579	3.2%

NOI margin	76.1%	73.8%	3.1%	74.5%	73.1%	1.9%
Expense recovery ratio	89.3%	87.9%	1.6%	88.4%	87.9%	0.6%

Percent contribution to same property NOI growth:
	Change	Percent Change		Change	Percent Change
Base rent	$6,023	2.7%		$11,567	2.7%
Ancillary and other	(1,144)	(0.5)%		(386)	(0.1%)
Net recoveries	1,644	0.8%		1,418	0.3%
Percentage rents	298	0.1%		759	0.2%
Provision for doubtful accounts	861	0.4%		521	0.1%
		3.5%			3.2%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI (1)	$224,789	$217,107		$444,855	$430,976
Adjustments:
Non-same property NOI	1,011	951		2,490	2,274
Lease termination fees	766	285		6,363	719
Straight-line rental income	3,659	5,336		6,519	9,309
Amortization of above- and below-market rent and tenant inducements, net	8,857	10,907		19,661	24,437
Fee Income	343	534		638	1,021
Straight-line ground rent (expense) income	(901)	11		(897)	23
Depreciation and amortization	(95,818)	(104,441)		(196,297)	(212,985)
Impairment of real estate assets	—	—		—	(807)
General and administrative	(27,198)	(20,285)		(47,922)	(51,000)
Total other expense	(49,971)	(55,162)		(108,248)	(117,524)
Equity in income of unconsolidated joint ventures	119	110		226	225
Pro rata share of same property NOI of unconsolidated joint ventures	(186)	(186)		(369)	(365)
Net income attributable to non-controlling interests	(1,014)	(1,055)		(2,086)	(1,768)

Net income attributable to common stockholders	$64,456	$54,112		$124,933	$84,535

(1) Includes unconsolidated joint venture, Montecito Marketplace, at pro rata share.
(2) Excludes one redevelopment property.

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